EXHIBIT 99

Investor News	NYSE: PEG
For further information, contact:

➢ Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
➢ Carlotta Chan, Manager - Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2015 SECOND QUARTER RESULTS

$0.68 PER SHARE OF NET INCOME

STRONG OPERATIONS YIELD OPERATING EARNINGS OF $0.57 PER SHARE

Company Updates Full Year Guidance to $2.80 - $2.95 Per Share

July 31, 2015 (Newark, NJ) (NYSE- PEG) Public Service Enterprise Group (PSEG) reported Second Quarter 2015 Net Income of $345 million or $0.68 per share as compared to Net Income of $212 million or $0.42 per share reported for the Second Quarter of 2014. Operating Earnings for the Second Quarter of 2015 were $289 million or $0.57 per share compared to the Second Quarter of 2014 Operating Earnings of $245 million or $0.49 per share.

“We reported strong results for the second quarter” said Ralph Izzo, chairman, president and chief executive officer. He went on to say, “our businesses performed well. PSE&G’s expanded investment program is successfully translating into improvements in customer satisfaction at the same time operational improvements at PSEG Power supported increased output. We are updating our full year guidance to $2.80 - $2.95 per share from $2.75 - $2.95 per share based on the strength of results for both businesses for the first half of the year.”

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude the impact of returns/(losses) associated with Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material one-time items. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings for the second quarter. See Attachment 12 for a complete list of items excluded from Net Income in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)

Second Quarter Comparative Results

2015 and 2014

	Income		Diluted Earnings
	($ millions)		Per Share
	2015	2014	2015	2014
Operating Earnings	$289	$245	$0.57	$0.49
Reconciling Items	56	(33)	0.11	(0.07)

Net Income	$345	$212	$0.68	$0.42

		Avg. Shares	508M	508M

“Our success is a testament to the hard work and dedication of our employees” said Ralph Izzo who also stated “our strategy is meeting the challenges of today’s low energy price environment. PSEG Power’s construction of the new 755MW gas-fired Keys Energy Center in Maryland will expand our footprint in our core PJM market and serve as a strong operational and financial fit for our portfolio. We remain confident in our ability to meet the needs of stakeholders as we focus on providing safe and reliable energy in a cost-efficient manner.”

Operating Earnings guidance by company has been adjusted to reflect the update of the forecast for the full year:

Operating Earnings ($ millions, except EPS)
2015E
PSE&G	$760 - $775
PSEG Power	$620 - $680
PSEG Parent/Other	$40 - $45

Total	$1,420 - $1,500

Earnings Per Share	$2.80 - $2.95

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 6 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported operating earnings of $167 million ($0.33 per share) for the second quarter of 2015 compared with operating earnings of $151 million ($0.30 per share) for the second quarter of 2014.

PSE&G’s operating results for the second quarter reflect the benefits of an increase in revenue associated with an expansion of its capital program and the impact of warmer than normal temperatures on demand.

Returns from PSE&G’s expanded investment in transmission added $0.04 per share to earnings in the quarter. More favorable weather conditions during the quarter and the recovery of PSE&G’s investment under its distribution-related capital infrastructure programs improved quarter-over-quarter earnings by $0.01 per share. Continued growth in demand for gas increased quarter-over-quarter earnings by $0.01 per share. An increase in pension expense as well as higher storm-related and other expenses reduced quarter-over-quarter earnings comparisons by $0.02 per share. An increase in taxes and other items reduced quarter-over-quarter earnings by $0.01 per share.

Economic indicators in the service area such as employment and housing are showing signs of improvement, reflecting the slowly recovering economy. Modest growth in electric demand is reflective of this improvement in economic conditions. On a weather-normalized basis, total electric sales grew 0.2% for the quarter and year-to-date. Growth in residential and commercial sales was partially offset by a decline in sales to industrial customers. Gas deliveries on a weather-normalized basis for the first half of 2015 grew 2.7%. Demand for the first six months of the year represents the trend in gas demand in response to sustained low prices.

On June 1, 2015, PSE&G made its Annual BGSS filing with the New Jersey Board of Public Utilities (BPU) requesting a reduction of $70 million in annual BGSS revenues. When effective, the BGSS rate would be reduced from approximately 45 cents per therm to 40 cents per therm effective October 1, 2015. Including this proposed reduction, the typical residential customer has experienced a 47%, or $792, decline in their annual gas bill since January 2009.

PSE&G’s capital program remains on schedule. PSE&G invested $1.3 billion in the first half of the year as part of its planned capital investment for 2015 of $2.6 billion in upgrades to the electric and gas distribution and transmission system. PSE&G was recently assigned work at Artificial Island as part of PJM’s approved upgrades to the transmission system. This program will increase PSE&G’s investment in transmission by $100 - $130 million over 4 years through 2019.

The forecast of PSE&G’s operating earnings for 2015 is now $760 - $775 million versus $735 - $775 million. Operating earnings for the full year will be influenced by summer weather and the recovery of costs associated with higher levels of capital spending.

PSEG Power

PSEG Power reported operating earnings of $110 million ($0.22 per share) for the second quarter of 2015 and adjusted EBITDA of $301 million compared with operating earnings of $87 million ($0.17 per share) and adjusted EBITDA of $276 million for the second quarter of 2014.

PSEG believes that the non-GAAP financial measure of “Adjusted EBITDA” is useful in evaluating Power’s operating performance because it provides investors with additional information to compare our business performance to other companies and to understand performance trends.

Adjusted EBITDA excludes the same items as our Operating Earnings measure as well as income tax expense and interest expense, depreciation and amortization and major maintenance at Power’s fossil generation facilities. See Attachment 12 for a complete list of items excluded from Net Income in the determination of Adjusted EBITDA.

Power’s operating results for the second quarter reflect an improvement in operations at its nuclear and fossil generating facilities, higher prices on its hedged energy output and a decline in the cost of its gas supply which together helped offset the impact on earnings from an expected decline in capacity revenue and lower wholesale market prices for energy.

The lower average price received on PJM capacity as well as the retirement of peaking capacity combined to reduce Power’s quarter-over-quarter earnings by $0.08 per share. This decline in revenue was more than offset by higher average prices received on energy hedges as well as a reduction in the cost of supply. These two items combined to increase quarter-over-quarter earnings comparisons by $0.10 per share. A 10% improvement in output over the prior year increased quarterly earnings comparisons by $0.02 per share. Higher levels of O&M and depreciation expense reduced quarterly earnings comparisons by $0.02 per share, as a decline in taxes and other items improved earnings by $0.03 per share.

Output at Power’s generation facilities increased 10% in the quarter over year-ago levels to 13.2 TWh. An improvement in operations at Power’s nuclear generating plants and the gas-fired CCGTs more than offset the effect of lower wholesale energy prices on the dispatch of the coal-fired generating fleet. The nuclear fleet operated at an average capacity factor of 86%, producing 7.1 TWh of output or 54% of generation, a 9% improvement from year-ago levels. The performance of the nuclear fleet reflects the absence of major repairs at Salem 2 in 2014 which led to 58 fewer outage related days in the second quarter of 2015 compared to 89 days in the year-ago quarter. Production from the combined cycle gas fleet (CCGT) increased 26% to 4.6 TWh of generation, or 34% of total generation. An improvement in the availability of the Linden Station following uprate and maintenance related work in the year ago quarter and improved spark spreads led to the increased level of output from the fleet. Dispatch of the coal fleet was affected by a decline in the price of gas and lower wholesale energy prices. Output during the quarter declined to 1.3 TWh, or 10% of generation, as output from the peaking fleet responded to the market to make-up the balance.

Power’s fleet is expected to produce energy at the upper end of its forecast of output for 2015 of 55 – 57 TWh, a 1% - 5% increase over 2014’s output of 54.2 TWh. Approximately 70% - 75% of anticipated production for the second half of the year is hedged at an average price of $53 per MWh. For 2016, Power has hedged 55% - 60% of its forecast generation of 55 – 57 TWh at an average price of $51 per MWh; for 2017, Power has hedged 30% - 35% of its forecast generation of 55 – 57 TWh at an average price of $50 per MWh.

PSEG Power announced in the quarter that it has acquired the rights to develop the 755-MW Keys Energy Center. The plant, which represents an investment of $825 - $875 million, is targeted to be completed in 2018. The combined cycle plant will use state-of-the art generating technology, including a full complement of emissions controls and run on clean, efficient natural gas.

The forecast range of Power’s operating earnings for 2015 remains $620—$680 million. The forecast of operating earnings represents adjusted EBITDA for the full year of $1,545 - $1,645 million. Results for the remainder of the year will be heavily influenced by the expected decline in year-over-year capacity revenue, an increase in the average price of hedged energy and lower wholesale energy prices.

PSEG Enterprise/Other

PSEG Enterprise/Other reported operating earnings of $12 million ($0.02 per share) for the second quarter of 2015 versus operating earnings of $7 million ($0.02 per share) during the second quarter of 2014. The improvement in operating income for the second quarter reflects higher PSEG Long Island earnings, lower operating & maintenance expense and higher interest income at Parent.

The forecast of PSEG Enterprise/Other full year operating earnings for 2015 remains $40 million - $45 million.

Financing

PSEG closed the quarter ended June 30, 2015 with $597 million of cash on its balance sheet with debt at the end of the quarter representing 41.9% of consolidated capital. PSE&G, during the quarter, issued $350 million of 10-year secured medium-term notes at 3.00% and $250 million of 30-year secured medium term notes at 4.05% and redeemed $300 million of 2.7% secured medium term notes.

######

FORWARD-LOOKING STATEMENT

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K and available on our website: http://www.pseg.com. These factors include, but are not limited to:

•	adverse changes in the demand for or the price of the capacity and energy that we sell into wholesale electricity markets,

•	adverse changes in energy industry law, policies and regulation, including market structures and transmission planning,

•	any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators,

•	changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations,

•	changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations of our nuclear generating units,

•	actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site,

•	any inability to manage our energy obligations, available supply and risks,

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry,

•	any deterioration in our credit quality or the credit quality of our counterparties,

•	availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs,

•	changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units,

•	delays in receipt of necessary permits and approvals for our construction and development activities,

•	delays or unforeseen cost escalations in our construction and development activities,

•	any inability to achieve, or continue to sustain, our expected levels of operating performance,

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to obtain sufficient insurance coverage or recover proceeds of insurance with respect to such events,

•	acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our businesses,

•	increases in competition in energy supply markets as well as for transmission projects,

•	any inability to realize anticipated tax benefits or retain tax credits,

•	challenges associated with recruitment and/or retention of a qualified workforce,

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements,

•	changes in technology, such as distributed generation and micro grids, and greater reliance on these technologies, and

•	changes in customer behaviors, including increases in energy efficiency, net-metering and demand response.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business prospects, financial condition or results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if internal estimates change, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Operating Earnings and Per Share Results by Subsidiary

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Earnings Results ($ Millions)
PSE&G	$167	$151	$409	$365
PSEG Power	110	87	388	380
PSEG Enterprise/Other	12	7	21	15

Operating Earnings	$289	$245	$818	$760

Reconciling Items(a)	56	(33)	113	(162)

Net Income	$345	$212	$931	$598

Fully Diluted Average Shares Outstanding (in Millions)	508	508	508	508

Per Share Results (Diluted)
PSE&G	$0.33	$0.30	$0.80	$0.72
PSEG Power	0.22	0.17	0.77	0.75
PSEG Enterprise/Other	0.02	0.02	0.04	0.03

Operating Earnings	$0.57	$0.49	$1.61	$1.50

Reconciling Items(a)	0.11	(0.07)	0.22	(0.32)

Net Income	$0.68	$0.42	$1.83	$1.18

(a)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Three Months Ended June 30, 2015
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,314	$(177)	$1,466	$1,025

OPERATING EXPENSES
Energy Costs	668	(285)	544	409
Operation and Maintenance	761	80	368	313
Depreciation and Amortization	317	8	234	75

Total Operating Expenses	1,746	(197)	1,146	797

OPERATING INCOME	568	20	320	228

Income from Equity Method Investments	4	(1)	—	5
Other Income and (Deductions)	66	—	18	48
Other Than Temporary Impairments	(10)	—	—	(10)
Interest Expense	(97)	3	(67)	(33)

INCOME BEFORE INCOME TAXES	531	22	271	238

Income Tax Benefit (Expense)	(186)	(10)	(104)	(72)

NET INCOME	$345	$12	$167	$166

OPERATING EARNINGS	$289	$12	$167	$110
Reconciling Items Excluded from Net Income (b)	56	—	—	56

NET INCOME	$345	$12	$167	$166

	Three Months Ended June 30, 2014
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,249	$(172)	$1,435	$986

OPERATING EXPENSES
Energy Costs	789	(296)	565	520
Operation and Maintenance	800	111	362	327
Depreciation and Amortization	295	6	217	72

Total Operating Expenses	1,884	(179)	1,144	919

OPERATING INCOME	365	7	291	67

Income from Equity Method Investments	3	—	—	3
Other Income and (Deductions)	52	2	13	37
Other Than Temporary Impairments	(2)	—	—	(2)
Interest Expense	(94)	2	(67)	(29)

INCOME BEFORE INCOME TAXES	324	11	237	76

Income Tax Benefit (Expense)	(112)	(4)	(86)	(22)

NET INCOME	$212	$7	$151	$54

OPERATING EARNINGS	$245	$7	$151	$87
Reconciling Items Excluded from Net Income (b)	(33)	—	—	(33)

NET INCOME	$212	$7	$151	$54

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Six Months Ended June 30, 2015
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$5,449	$(769)	$3,468	$2,750

OPERATING EXPENSES
Energy Costs	1,762	(976)	1,436	1,302
Operation and Maintenance	1,424	159	780	485
Depreciation and Amortization	647	15	481	151

Total Operating Expenses	3,833	(802)	2,697	1,938

OPERATING INCOME	1,616	33	771	812

Income from Equity Method Investments	7	(1)	—	8
Other Income and (Deductions)	102	1	35	66
Other Than Temporary Impairments	(15)	—	—	(15)
Interest Expense	(195)	5	(136)	(64)

INCOME BEFORE INCOME TAXES	1,515	38	670	807

Income Tax Benefit (Expense)	(584)	(17)	(261)	(306)

NET INCOME	$931	$21	$409	$501

OPERATING EARNINGS	$818	$21	$409	$388
Reconciling Items Excluded from Net Income (b)	113	—	—	113

NET INCOME	$931	$21	$409	$501

	Six Months Ended June 30, 2014
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$5,472	$(794)	$3,580	$2,686

OPERATING EXPENSES
Energy Costs	2,145	(1,029)	1,610	1,564
Operation and Maintenance	1,656	203	824	629
Depreciation and Amortization	601	13	444	144

Total Operating Expenses	4,402	(813)	2,878	2,337

OPERATING INCOME	1,070	19	702	349

Income from Equity Method Investments	7	—	—	7
Other Income and (Deductions)	88	1	27	60
Other Than Temporary Impairments	(4)	—	—	(4)
Interest Expense	(191)	5	(135)	(61)

INCOME BEFORE INCOME TAXES	970	25	594	351

Income Tax Benefit (Expense)	(372)	(10)	(229)	(133)

NET INCOME	$598	$15	$365	$218

OPERATING EARNINGS	$760	$15	$365	$380
Reconciling Items Excluded from Net Income (b)	(162)	—	—	(162)

NET INCOME	$598	$15	$365	$218

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	June 30, 2015	December 31, 2014
DEBT
Long-Term Debt	$9,164	$8,869
Securitization Debt	134	259
Project Level, Non-Recourse Debt	16	16

Total Debt	9,314	9,144

STOCKHOLDERS’ EQUITY
Common Stock	4,883	4,876
Treasury Stock	(663)	(635)
Retained Earnings	8,764	8,227
Accumulated Other Comprehensive Loss	(277)	(283)

Total Common Stockholders’ Equity	12,707	12,185
Noncontrolling Interests - Equity Investments	1	1

Total Equity	12,708	12,186

Total Capitalization	$22,022	$21,330

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$931	$598
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,303	850

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,234	1,448

NET CASH USED IN INVESTING ACTIVITIES	(1,773)	(1,282)

NET CASH USED IN FINANCING ACTIVITIES	(266)	(89)

Net Change in Cash and Cash Equivalents	195	77
Cash and Cash Equivalents at Beginning of Period	402	493

Cash and Cash Equivalents at End of Period	$597	$570

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

June 30, 2015 vs. June 30, 2014

(Unaudited)

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

June 30, 2015 vs. June 30, 2014

(Unaudited)

Attachment 8

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

June 30, 2015

Electric Sales and Revenues

Sales (millions kWh)	Three Months Ended	Change vs. 2014	Six Months Ended	Change vs. 2014
Residential	3,076	6.5%	6,423	3.6%
Commercial & Industrial	6,718	0.7%	13,654	0.8%
Street Lighting	69	-0.6%	165	2.7%
Interdepartmental	2	-2.6%	5	-1.9%

Total	9,865	2.5%	20,247	1.7%

Revenue (in millions)
Residential	$506	12.4%	$1,021	6.2%
Commercial & Industrial	528	1.8%	995	-0.9%
Street Lighting	17	1.2%	35	3.0%
Other Operating Revenues*	143	15.9%	300	20.7%

Total	$1,194	7.7%	$2,351	4.6%

Weather Data	Three Months Ended	Change vs. 2014	Six Months Ended	Change vs. 2014
THI Hours - Actual	4,814	40.2%	4,814	40.2%
THI Hours - Normal	4,044		4,072

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

June 30, 2015

Gas Sold and Transported

Sales (millions therms)*	Three Months Ended	Change vs. 2014	Six Months Ended	Change vs. 2014
Firm Sales
Residential Sales	196	-0.8%	1,072	4.5%
Commercial & Industrial	162	3.6%	705	4.6%

Total Firm Sales	358	1.1%	1,777	4.5%

Non-Firm Sales
Commercial & Industrial	472	-16.7%	945	-15.3%

Total Non-Firm Sales	472		945

Total Sales	830	-9.8%	2,722	-3.3%

Revenue ($ millions)
Residential Sales - Firm	$54	-43.3%	$185	-48.7%
Commercial & Industrial - Firm Sales	26	-35.3%	182	-15.1%
Non-Firm Sales	7	-25.8%	19	-22.4%
Other Operating Revenues**	43	-0.3%	87	-0.4%

Total	$130	-30.8%	$473	-31.1%

Gas Transported	$142	2.9%	$644	-0.2%

Weather Data	Three Months Ended	Change vs. 2014	Six Months Ended	Change vs. 2014
Degree Days - Actual	418	-13.3%	3,556	3.1%
Degree Days - Normal	501		3,010

* CSG rate included in non-firm sales	** Primarily Appliance Service.

Attachment 10

PSEG POWER LLC

Generation Measures*

(Unaudited)

	GWhr Breakdown		GWhr Breakdown

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Nuclear - NJ	4,517	4,013	9,856	9,540
Nuclear - PA	2,612	2,525	5,105	5,048

Total Nuclear	7,129	6,538	14,961	14,588

Fossil - Coal/Natural Gas - NJ**	45	345	469	878
Fossil - Coal - PA	1,230	1,344	2,746	2,724
Fossil - Coal - CT	(2)	35	588	664

Total Coal	1,273	1,724	3,803	4,266

Fossil - Oil & Natural Gas - NJ	3,290	2,483	6,772	5,652
Fossil - Oil & Natural Gas - NY	1,543	1,308	2,145	1,874
Fossil - Oil & Natural Gas - CT	(2)	(3)	90	238

Total Oil & Natural Gas	4,831	3,788	9,007	7,764

	13,233	12,050	27,771	26,618

	% Generation by Fuel Type		% Generation by Fuel Type

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Nuclear - NJ	34%	33%	36%	36%
Nuclear - PA	20%	21%	18%	19%

Total Nuclear	54%	54%	54%	55%

Fossil - Coal/Natural Gas - NJ**	0%	3%	2%	3%
Fossil - Coal - PA	9%	11%	10%	10%
Fossil - Coal - CT	0%	1%	2%	3%

Total Coal	9%	15%	14%	16%

Fossil - Oil & Natural Gas - NJ	25%	20%	24%	21%
Fossil - Oil & Natural Gas - NY	12%	11%	8%	7%
Fossil - Oil & Natural Gas - CT	0%	0%	0%	1%

Total Oil & Natural Gas	37%	31%	32%	29%

	100%	100%	100%	100%

*	Excludes Solar and Kalaeloa
**	Includes Pumped Storage. Pumped Storage accounted for <1% of total generation for the three and six months ended June 30, 2015 and 2014. Generation includes natural gas fuel switching intervals.

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Weighted Average Common Shares Outstanding (millions)
Basic	506	506	506	506
Diluted	508	508	508	508
Stock Price at End of Period			$39.28	$40.79
Dividends Paid per Share of Common Stock	$0.39	$0.37	$0.78	$0.74
Dividend Payout Ratio*			54.4%	53.8%
Dividend Yield			4.0%	3.6%
Price/Earnings Ratio*			13.7	14.8
Rate of Return on Average Common Equity*			11.9%	12.1%
Book Value per Common Share			$25.12	$23.41
Market Price as a Percent of Book Value			156%	174%
Total Shareholder Return	-5.4%	8.0%	-3.3%	29.9%

*	Calculation based on Operating Earnings for the 12 month period ended.

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings Reconciliation

Reconciling Items, net of tax	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2015	2014	2015	2014	2014	2013
	($ Millions, Unaudited)
Operating Earnings	$289	$245	$818	$760	$1,400	$1,309
Gain (Loss) on Nuclear Decommissioning Trust (NDT)
Fund Related Activity (PSEG Power)	1	14	3	23	68	40
Gain (Loss) on Mark-to-Market (MTM)(a) (PSEG Power)	28	(42)	8	(174)	66	(74)
Storm O&M, net of insurance recoveries (PSEG Power)	27	(5)	102	(11)	(16)	(32)

Net Income	$345	$212	$931	$598	$1,518	$1,243

Fully Diluted Average Shares Outstanding (in Millions)	508	508	508	508	508	508

	($ Per Share Impact - Diluted, Unaudited)

Operating Earnings	$0.57	$0.49	$1.61	$1.50	$2.76	$2.58
Gain (Loss) on NDT Fund Related Activity (PSEG Power)	—	0.02	—	0.04	0.13	0.08
Gain (Loss) on MTM(a) (PSEG Power)	0.06	(0.08)	0.02	(0.34)	0.13	(0.14)
Storm O&M, net of insurance recoveries (PSEG Power)	0.05	(0.01)	0.20	(0.02)	(0.03)	(0.07)

Net Income	$0.68	$0.42	$1.83	$1.18	$2.99	$2.45

(a)	Includes the financial impact from positions with forward delivery months.

PSEG Power Adjusted EBITDA Reconcilation

Reconciling Items	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2015	2014	2015	2014	2014
	($ Millions, Unaudited)
Adjusted EBITDA	$301	$276	$927	$927	$1,584
Fossil Major Maintenance, pre-tax	(52)	(49)	(101)	(107)	(144)
Depreciation and Amortization, pre-tax (b)	(75)	(73)	(152)	(146)	(291)
Interest Expense, pre-tax (b)	(32)	(29)	(63)	(60)	(120)
Income Taxes (b)	(32)	(38)	(223)	(234)	(387)

Operating Earnings	$110	$87	$388	$380	$642
Gain (Loss) on NDT Fund Related Activity, pre-tax	3	30	10	49	138
Gain (Loss) on MTM, pre-tax (a)	48	(70)	14	(293)	111
Storm O&M, net of insurance recoveries, pre-tax	45	(9)	172	(19)	(27)
Income Taxes related to Operating Earnings reconciling items	(40)	16	(83)	101	(104)

Net Income	$166	$54	$501	$218	$760

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Excludes amounts related to Operating Earnings reconciling items.